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                                                                    EXHIBIT 3.25




                          CERTIFICATE OF INCORPORATION

                                       OF

                          ORANGE COMMUNICATIONS, INC.


         The undersigned incorporator, in order to form a corporation under the General Corporation Law of the State of Delaware, certifies as follows:

         1. Name. The name of the corporation is Orange Communications, Inc. (hereinafter called the "Corporation").

         2. Address; Registered Agent. The address of the Corporation's registered office is 229 South State Street, City of Dover, County of Kent, State of Delaware; and its registered agent at such address is United States Corporation Company.

         3. Purposes. The nature of the business and purposes to be conducted or promoted by the Corporation are to engage in, carry on and conduct any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         4. Number of Shares. The total number of shares of stock which the Corporation shall have authority to issue is: one thousand (1,000), all of which shall be shares of Common Stock of the par value of one cent ($0.01) each.

         5. Name and Address of Incorporator. The name and mailing address of the incorporator are:

                 Laurence W. Bates
                 c/o Paul, Weiss, Rifkind, Wharton & Garrison
                 1285 Avenue of the Americas
                 New York, New York 10019
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         6.      Election of Directors.  Members of the Board of Directors may
be elected either by written ballot or by voice vote.

         7. Limitation of Liability. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

         Any repeal or modification or the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

         8. Addition, Amendment and/or Repeal or By-Laws. The Board of Directors may from time to time (after adoption by the undersigned of the original by-laws of the Corporation) make, alter or repeal the by-laws of its Corporation; provided, that any by-laws made, amended or repealed by the Board of Directors may be amended or repealed, and any by-laws may be made by the stockholders of the Corporation.

         IN WITNESS WHEREOF, this Certificate has been signed on this 22nd day of October, 1986.


                                        /s/ Laurence W. Bates
                                        ---------------------------------------
                                        Laurence W. Bates, Incorporator





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                                  CERTIFICATE
                       FOR RENEWAL AND REVIVAL OF CHARTER



         ORANGE COMMUNICATIONS, INC., a corporation organized under the laws of Delaware, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

         1.      The name of this corporation is Orange Communications, Inc.

         2. Its registered office in the State of Delaware is located at 32 Loockerman Square, Suite L-100 Street, City of Dover Zip Code 19901, County of Kent the name and address of its registered agent is The Prentice-Hall Corporation System, Inc., 32 Loockerman Square, Suite L-100, Dover, Delaware 19901.

         3. The date of filing of the original Certificate of Incorporation in Delaware was October 27, 1986.

         4. The date when restoration, renewal, and revival of the charter of this company is to commence is the 28th day of February, 1990, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

         5. This corporation was duly organized and carried on the business authorized by its charter until the First day of March, A.D. 1990 at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

         IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters, Frank D. Osborn the last and acting President, and Barry M. Wolper, the last and acting Secretary of Orange Communications, Inc., have hereunto set their hands to this certificate this 23rd day of August, 1991.

                                        /s/ Frank D. Osborn
                                        ---------------------------------------
                                        Last and Acting President


                                        /s/ Barry M. Wolper
                                        ---------------------------------------
                                        Last and Acting Secretary